AMENDMENT TO THE
ETF SERIES SOLUTIONS
CUSTODY AGREEMENT

THIS AMENDMENT dated as of the 22nd day of August, 2013, to the Custody Agreement, dated as of May 16, 2012, as amended  (the "Agreement"), is entered into by and between ETF SERIES SOLUTIONS, a Delaware statutory trust (the "Trust") and U.S. Bank National Association, a national banking association (the "Custodian").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the series of the Trust to add funds; and

WHEREAS, Article XV, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the exhibits and add the following series of ETF Series Solutions:

Exhibit E, the Vident International Equity Fund, is hereby added and attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ETF SERIES SOLUTIONS By: /s/ Michael A. Castino Name: Michael A. Castino Title: President	U.S. BANK, N.A. By: /s/ Michael L. Ceccato Name: Michael L. Ceccato Title: Vice President

Exhibit E to the
ETF Series Solutions Custody Agreement

Name of Series

Vident International Equity Fund

Base fee for USBFS Fund Accounting, Fund Administration, Chief Compliance Officer, Transfer Agent/Shareholder & Account Services, Custody and Distribution

Based on average net assets (i.e. “AUM”) of the ETF, the greater of…

__ basis points on the first $__  million
__ basis points on the balance

Or,

$__ (Year 1 50% discount minimum fee of $__)
$__ (Year 2 25% discounted minimum fee of $__)

Domestic Custody Services

Portfolio Transaction Fees
▪	$__ – Book entry DTC transaction/Federal Reserve transaction/principal paydown
▪	$__ – Short Sales
▪	$__ – US Bank Repo agreement/reverse repurchase agreement/time deposit/CD or other non-
                     depository transaction
▪	$__ – Option/ SWAPS/future contract written, exercised or expired
▪	$__ – Mutual fund trade/Fed wire/margin variation Fed wire
▪	$__ – Physical transaction
▪	$__ – Check disbursement (waived if U.S. Bancorp is Administrator)
▪	$__ – Segregated account per year

▪	A transaction is a purchase/sale of a security, free receipt/free delivery, maturity, tender or exchange.
▪	No charge for the initial conversion free receipt.
▪	Overdrafts – charged to the account at prime interest rate plus 2.

Out-Of-Pocket Expenses
Including but not limited to expenses incurred in the safekeeping, delivery and receipt of securities, shipping, transfer fees, deposit withdrawals at custodian (DWAC) fees, and extraordinary expenses based upon complexity.

Exhibit E (continued) to the
ETF Series Solutions Custody Agreement

Global Custody Services

COUNTRY	INSTRUMENT	SAFEKEEPING (BPS)	TRANSACTION FEE
Argentina	All	12.00	$__
Australia	All	1.00	$__
Austria	All	1.70	$__
Bahrain	All	40.00	$__
Bangladesh	All	32.00	$__
Belgium	All	1.20	$__
Bermuda	All	12.00	$__
Botswana	All	20.00	$__
Brazil	All	7.20	$__
Bulgaria	All	32.00	$__
Canada	All	0.75	$__
Cayman Islands*	All	0.80	$__
Channel Islands*	All	1.20	$__
Chile	All	16.00	$__
China“A” Shares	All	9.60	$__
China “B” Shares	All	9.60	$__
Columbia	All	32.00	$__
Costa Rica	All	12.00	$__
Croatia	All	28.00	$__
Cyprus*	All	12.00	$__
Czech Republic	All	9.00	$__
Denmark	All	1.50	$__
Ecuador	All	28.00	$__
Egypt	All	25.60	$__
Estonia	All	5.60	$__
Euromarkets**	All	1.00	$__
Finland	All	2.40	$__
France	All	1.00	$__
Germany	All	1.00	$__
Ghana	All	20.00	$__
Greece	All	7.20	$__
Hong Kong	All	1.50	$__
Hungary	All	20.00	$__
Iceland	All	12.00	$__
India	All	8.00	$__
Indonesia	All	5.80	$__
Ireland	All	1.50	$__
Israel	All	9.60	$__
Italy	All	1.50	$__
Jamaica*	All	28.00	$__
Japan	All	0.75	$__
Jordan	All	32.00	$__
Kazakhstan	All	48.00	$__
Kenya	All	24.00	$__
Latvia	Equities	12.00	$__
Latvia	Bonds	20.00	$__
Lebanon	All	20.00	$__
Lithuania	All	16.00	$__
Luxembourg	All	3.20	$__
Malaysia	All	2.90	$__
Malta	All	17.60	$__
Mauritius	All	24.00	$__
Mexico	All	1.50	$__
Morocco	All	28.00	$__
Namibia	All	24.00	$__
Netherlands	All	1.50	$__
New Zealand	All	2.00	$__
Nigeria	All	24.00	$__

Norway	All	1.50	$__
Oman	All	40.00	$__
Pakistan	All	24.00	$__
Palestinian Autonomous Area*	All	36.00	$__
Peru	All	35.00	$__
Philippines	All	3.90	$__
Poland	All	12.00	$__
Portugal	All	4.80	$__
Qatar	All	36.00	$__
Romania	All	28.00	$__
Russia	Equities	30.00	$__
Russia	MINFINs	12.00	$__
Serbia*	All	50.00	$__
Singapore	All	1.50	$__
Slovak Republic	All	20.00	$__
Slovenia	All	20.00	$__
South Africa	All	1.50	$__
South Korea	All	4.80	$__
Spain	All	1.00	$__
Sri Lanka	All	12.00	$__
Swaziland	All	24.00	$__
Sweden	All	1.00	$__
Switzerland	All	1.00	$__
Taiwan	All	12.00	$__
Thailand	All	2.90	$__
Trinidad & Tobago*	All	24.00	$__
Tunisia	All	32.00	$__
Turkey	All	9.60	$__
UAE	All	36.00	$__
United Kingdom	All	0.75	$__
Ukraine	All	19.20	$__
Uruguay	All	40.00	$__
Venezuela	All	32.00	$__
Vietnam*	All	32.00	$__
Zambia	All	24.00	$__

Exhibit E (continued) to the
ETF Series Solutions Custody Agreement

NOTE: MLP Funds pricing may vary from the above annual fees and are TBD per investment strategy
Cash Transactions:
▪	3rd Party Foreign Exchange – a Foreign Exchange transaction undertaken through a 3rd party will be charged $__.

Tax Reclamation Services:
Tax reclaims that have been outstanding for more than 6 (six) months with the client will be charged $__ per claim.

Out of Pocket Expenses
▪
Charges incurred by U.S. Bank, N.A.  for local taxes, stamp duties or other local duties and assessments, stock exchange fees, postage and insurance for shipping, facsimile reporting, extraordinary telecommunications fees, proxy services and other shareholder communications or other expenses which are unique to a country in which the client or its clients is investing will be passed along as incurred.

▪
A surcharge may be added to certain out-of-pocket expenses listed herein to cover handling, servicing and other administrative costs associated with the activities giving rise to such expenses.  Also, certain expenses are charged at a predetermined flat rate.

▪	SWIFT reporting and message fees.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly

Advisor’s Signature below acknowledges approval of the domestic and global fee schedules on this Exhibit E.

Exchange Traded Concepts, LLC
By: /s/ J. Garrett Stevens

Printed Name: J. Garrett Stevens

Title: Chief Executive Officer	Date: 9/3/13